Exhibit 99.2 www.comtechtel.com
68 South Service Road s Melville, New York 11747
Telephone (631) 962-7000 s Fax (631) 962-7001

April 3, 2014

To the Holders of the 3% Convertible Senior Notes due 2029 (the “Securities”) issued by Comtech Telecommunications Corp.:

Comtech Telecommunications Corp. (the “Issuer”) by this written notice hereby notifies you, pursuant to Section 3.07 of that certain Indenture (the “Indenture”), dated as of May 8, 2009, between the Issuer and The Bank of New York Mellon, that you may request the Issuer to repurchase your Securities by delivery of a Repurchase Notice. Included herewith is the form of Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

1.    Repurchase Date: May 1, 2014

2.    Repurchase Price: $1,000 for each $1,000 principal amount of the Securities, plus accrued and unpaid interest, if any, on those Securities.

3.    Conversion Rate: To the extent described in Item 5 below, each $1,000 principal amount of the Securities is convertible into 31.3953 shares of the Issuer’s common stock, par value $0.10 per share (the “Common Stock”), subject to adjustment.

4. Paying Agent and Conversion Agent:	The Bank of New York Mellon 111 Sanders Creek Parkway East Syracuse, NY 13057 Attention: Corporate Trust Administration

5.    The Securities as to which you deliver a Repurchase Notice to the Paying Agent may be converted only if you withdraw such Repurchase Notice pursuant to the terms of the Indenture. You are entitled to have your Securities converted into shares of the Issuer’s common stock at any time prior to the close of business on the second Scheduled Trading Day immediately preceding May 1, 2029.

6.    The Securities as to which you give a Repurchase Notice must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to The Bank of New York Mellon at The Bank of New York Mellon, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attn: Corporate Trust Administration, in order for you to collect the Repurchase Price.

7.    The Repurchase Price for the Securities as to which you have delivered a Repurchase Notice and not withdrawn such Repurchase Notice shall be paid promptly following the later of the Business Day immediately following such Repurchase Date and the date you deliver such Securities to The Bank of New York Mellon.

8.    In order to exercise your option to have the Issuer repurchase your Securities, you must deliver the Repurchase Notice, duly completed by you with the information required by such Repurchase Notice (as specified in Section 3.07 of the Indenture) and deliver such Repurchase Notice to the Paying Agent at any time from 9:00 a.m. (New York City time) on April 3, 2014 until 5:00 p.m. (New York City time) on April 30, 2014.

9.    In order to withdraw any Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. (New York time) on April 30, 2014, a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted (or if the Securities are not in definitive form, the notice of withdrawal must comply with the Applicable Procedures), and (iii) if you are not withdrawing your Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original Repurchase Notice.

10.    Unless the Issuer defaults in making the payment of the Repurchase Price owed to you, Interest (including Additional Interest and Special Interest), if any, on your Securities as to which you have delivered a Repurchase Notice shall cease to accrue on and after the Repurchase Date.

11.    CUSIP Numbers: 205826 AE0 and 205826 AE0AF7

12.    Any Security not properly tendered or not otherwise accepted for repurchase shall remain outstanding and continue to accrue interest (including Additional Interest and Special Interest), if any.

13.    Holders whose Securities are being repurchased only in part will be issued new Securities equal in principal amount to that portion of the Securities tendered (or transferred by book entry) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

Very truly yours,
COMTECH TELECOMMUNICATIONS CORP.
By:	/s/ Michael D. Porcelain
	Name:	Michael D. Porcelain
	Title:	Senior Vice President and Chief Financial Officer

REPURCHASE NOTICE
To:     The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, NY 10286

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Comtech Telecommunications Corp. (the “Company”) pursuant to Section 3.07 of that certain Indenture (the “Indenture”), dated as of May 8, 2009, between the Company and The Bank of New York Mellon, and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture at the Specified Repurchase Price, together with accrued and unpaid interest (including Additional Interest and Special Interest, if any), to, but not including, the Specified Repurchase Date, to the registered Holder hereof.

Date: ____________________
_______________________________________
Signature(s)
Signatures must be guaranteed by a qualified
guarantor institution with membership in an
approved signature guarantee program pursuant
to Rule 17Ad-15 under the Securities Exchange
Act of 1934.

_______________________________________
Signature Guaranty

Principal amount to be redeemed (in an integral
Multiple of $1,000, if less than all):
_____________________
Certificate number (if applicable):
_____________________

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without any alteration or change whatsoever.